Exhibit 99.1

For Immediate Release

Encore Capital Announces Fourth Quarter 2006 Results, Conclusion of Strategic

Alternatives Review, and Initiation of $50 Million Securities Repurchase Program

SAN DIEGO, February 28, 2007 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2006.

For the fourth quarter of 2006:

•	Gross collections were $94.5 million, a 31% increase over the $72.0 million in the same period of the prior year

•

Revenues from the debt purchasing business were $65.0 million, a 20% increase over the $54.0 million in the same period of the prior year. Revenues from the bankruptcy servicing business were $3.2 million compared to $4.4 million in the same period of the prior year

•	Net income was $6.6 million, a decline of 15% from the $7.8 million in the same period of the prior year

•	Earnings per fully diluted share were $0.28, a decline of 13% from the $0.32 in the same period of the prior year

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense, and portfolio amortization, was $51.2 million, a 36% increase over the $37.6 million in the same period of the prior year

For the full year of 2006:

•	Gross collections were $337.1 million, a 15% increase over the $292.2 million in 2005

•	Total revenues were $255.1 million, a 15% increase over the $221.8 million in 2005

•	Net income was $24.0 million, a decline of 23% from the $31.1 million in 2005

•	Earnings per fully diluted share were $1.03, a decline of 21% from the $1.30 in 2005

•	Adjusted EBITDA was $177.4 million, an 11% increase over the $159.7 million in 2005

Commenting on the quarter, J. Brandon Black, President and CEO of Encore Capital Group, Inc., said, “Our fourth quarter was a solid one in most respects, as collections, revenue, and adjusted EBITDA increased over the prior year. Our results were positively impacted by a large sale of accounts that we financed under our previous credit facility. These were accounts that were neither active payers nor in our legal channel, and would have cost us more to collect than the applicable servicing fee. Therefore, we took the opportunity to sell these accounts at a positive net present value and redeploy that capital into opportunities expected to be more profitable. The sale had a significant impact on our zero basis collections and revenue during the quarter and on our contingent interest expense. Excluding the effect of the sale, our net income would have been $5.5 million for the quarter and our earnings per fully diluted share would have been $0.23 for the quarter.

Encore Capital Group, Inc.

“We continued to see encouraging results from our investments in new liquidation initiatives in the fourth quarter. The newer initiatives in our legal channel, our growing collection team in India, and the increased volume of healthcare receivables that we can now service in-house are steadily increasing our ability to liquidate portfolios across a wider variety of asset classes and account balances. With our improving collection capabilities, we were able to more actively compete for portfolios in the purchase market, which resulted in our highest level of quarterly purchases in 2006,” continued Mr. Black.

Commenting on the outlook for Encore Capital Group, Mr. Black said, “The upfront costs associated with these initiatives, as well as the diminishing contribution from older, higher multiple portfolios, have negatively affected our results of operations in 2006 compared to 2005. While there are initiatives and factors that could change our outlook, this earnings trend is expected to continue in 2007. We view 2007 as the second year in a two-year investment and transition period for the Company. The investments we now are making, although adverse to our short-term results, are essential for maintaining our long-term competitive advantage in an environment of higher pricing for portfolios. We expect the negative impact of these investments to be most pronounced in 2007 and should, in the long term, result in improved collections and solid growth in revenues, earnings and cash flow.”

Financial Highlights

Revenue recognized on receivable portfolios, as a percentage of portfolio collections, was 69% in the fourth quarter of 2006, compared with 75% in the fourth quarter of 2005. The lower revenue recognition rate was attributable to the unseasonably high collections related to a large sale of accounts during the quarter.

The Company generated $3.2 million in fee-based revenue during the fourth quarter of 2006, compared with $4.4 million in the fourth quarter of 2005, primarily through the Ascension Capital bankruptcy services business. Fee-based revenue was impacted by a decline in account placements at Ascension Capital following bankruptcy reform.

Total operating expenses for the fourth quarter of 2006 were $48.2 million, compared with $38.0 million in the fourth quarter of 2005. Fourth quarter 2006 operating expenses included stock-based compensation expense of $1.3 million, operating expenses of $3.9 million related to Ascension Capital, which is a fee-based business, and costs related to the consideration of strategic alternatives of $0.5 million. Excluding these items, operating expenses were $42.5 million in the fourth quarter of 2006, compared with $32.9 million in the fourth quarter of 2005, while operating expense per dollar collected remained consistent at 45% compared to 46%.

Total interest expense was $9.0 million in the fourth quarter of 2006, compared to $7.8 million in the fourth quarter of 2005. The contingent interest component of interest expense was $5.8 million in the fourth quarter of 2006, compared with $4.6 million in the same period of the prior year. The year over year increase was primarily the result of a large sale of accounts financed under the Company’s previous credit facility.

Encore Capital Group, Inc.

During the fourth quarter of 2006, the Company spent $63.6 million to purchase $1.4 billion in face value of debt. Asset classes purchased in the fourth quarter included credit card, healthcare, auto deficiency, telecommunications and consumer loans. For the full year of 2006, the Company spent $144.3 million to purchase $3.7 billion in face value of debt.

Conclusion of Strategic Alternatives Review

The Special Committee of the Board of Directors has concluded its review of strategic alternatives and has determined that the most appropriate course is to continue to pursue Encore Capital’s long-term strategy to maximize stockholder value by executing its existing business plan. The Company announced in June 2006 that it had formed a Special Committee to identify and consider strategic alternatives, including a potential sale of the Company. The Special Committee had retained J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. as its financial co-advisors.

Commenting on the decision, Richard A. Mandell, Chairman of the Board of Directors of the Company and a member of the Special Committee said, “While the Board believes that it was in the best interest of stockholders for the Company to consider strategic alternatives, the Board has concluded that, in light of the alternatives available, including non-binding indications of value received for the sale of the Company, the better alternative at this time is for management to focus on executing the Company’s business plan.”

The Company may, without further public announcement, resume its review of strategic alternatives, or respond to subsequent opportunities created by the strategic alternatives review process.

Securities Repurchase Program

The Company also announced that its Board of Directors has authorized a securities repurchase program under which the Company may buy back up to $50 million of a combination of its common stock and convertible senior notes. The entire $50 million may be used to repurchase the Company’s common stock, but only $25 million may be used to repurchase the Company’s convertible senior notes. The purchases may be made from time to time in the open market or through privately negotiated transactions and will be dependent upon various business and financial considerations. Securities repurchases are subject to compliance with applicable legal requirements and other factors.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss fourth quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Encore Capital Group, Inc.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives because the elimination of these expense items included in the GAAP financial measure results in enhanced comparability of certain key financial results between the periods presented. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance. Neither Adjusted EBITDA nor operating expenses excluding stock-based compensation expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives has been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, and a reconciliation of operating expenses excluding stock-based compensation expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives to the GAAP measure total operating expenses in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of future collections, revenues, bankruptcy placements, profitability, cash flow, any non-GAAP financial measures referenced herein, income or loss (including our expectations regarding measures designed to increase portfolio liquidation and the resulting effect on revenue and profitability); and plans for future operations, products or services, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the Company’s ability to acquire and collect on portfolios consisting of new types of receivables; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations (including anticipated changes in the relative

Encore Capital Group, Inc.

volume of collections generated from different collection channels, which have varying ratios of operating expenses to collections); the Company’s ability to successfully execute acquisitions; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot control, predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation, nor does the Company intend, to update or revise any forward-looking statements to reflect new information or future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	December 31, 2006 (A)	December 31, 2005 (A)
Assets
Cash and cash equivalents	$10,791	$7,026
Restricted cash	4,660	4,212
Accounts receivable, net	2,599	5,515
Investment in receivable portfolios, net	300,348	256,333
Property and equipment, net	5,249	5,113
Prepaid income tax	3,727	13,570
Purchased servicing asset	1,132	3,035
Forward flow asset	27,566	38,201
Other assets	21,903	16,065
Goodwill	13,735	14,148
Identifiable intangible assets, net	3,628	5,227

Total assets	$395,338	$368,445

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$23,744	$23,101
Accrued profit sharing arrangement	6,869	16,528
Deferred tax liabilities, net	10,667	7,241
Deferred revenue	2,156	3,326
Purchased servicing obligation	634	1,776
Debt	200,132	198,121

Total liabilities	244,202	250,093

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 22,781 shares and 22,651 shares issued and outstanding as of December 31, 2006 and 2005, respectively	228	227
Additional paid-in capital	66,532	57,989
Accumulated earnings	83,933	59,925
Accumulated other comprehensive income	443	211

Total stockholders’ equity	151,136	118,352

Total liabilities and stockholders’ equity	$395,338	$368,445

(A) Derived from the audited consolidated financial statements.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2006	2005	2006 (A)	2005 (A)
Revenues
Revenue from receivable portfolios, net	$64,915	$53,906	$239,340	$215,931
Servicing fees and other related revenue	3,215	4,470	15,800	5,904

Total revenues	68,130	58,376	255,140	221,835

Operating expenses
Salaries and employee benefits	15,604	14,500	63,962	52,410
Stock-based compensation expense	1,334	—	5,669	—
Cost of legal collections	15,312	9,128	52,079	35,090
Other operating expenses	5,176	4,445	22,585	16,973
Collection agency commissions	3,852	4,559	18,030	17,287
General and administrative expenses	5,889	4,162	17,310	13,375
Depreciation and amortization	1,002	1,200	3,894	2,686

Total operating expenses	48,169	37,994	183,529	137,821

Income before other income (expense) and income taxes	19,961	20,382	71,611	84,014

Other income (expense)
Interest expense	(9,000)	(7,778)	(31,032)	(32,717)
Other income	230	319	609	929

Total other expense	(8,770)	(7,459)	(30,423)	(31,788)

Income before income taxes	11,191	12,923	41,188	52,226
Provision for income taxes	(4,564)	(5,160)	(17,180)	(21,135)

Net income	$6,627	$7,763	$24,008	$31,091

Basic - earnings per share computation:
Net income available to common stockholders	$6,627	$7,763	$24,008	$31,091

Weighted average shares outstanding	22,780	22,353	22,754	22,299

Earnings per share – Basic	$0.29	$0.35	$1.06	$1.39

Diluted - earnings per share computation:
Net income available to common stockholders	$6,627	$7,763	$24,008	$31,091
Interest expense on convertible notes, net of tax	—	149	—	207

Income available to common stockholders assuming conversion of convertible notes	$6,627	$7,912	$24,008	$31,298

Weighted average shares outstanding	22,780	22,353	22,754	22,299
Incremental shares from assumed conversion of warrants, options, and preferred stock	614	1,226	636	1,240
Incremental shares from assumed conversion of convertible notes	—	1,338	—	459

Diluted weighted average shares outstanding	23,394	24,917	23,390	23,998

Earnings per share – Diluted	$0.28	$0.32	$1.03	$1.30

(A) Derived from the audited consolidated financial statements.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	Years ended December 31,
	2006 (A)	2005 (A)
Operating activities
Gross collections	$337,097	$292,163

Less:
Amounts collected on behalf of third parties	(723)	(1,052)
Amounts applied to principal on receivable portfolios	(95,647)	(72,044)
Servicing fees	91	451
Operating expenses	(161,294)	(128,355)
Interest payments	(11,838)	(7,139)
Contingent interest payments	(28,178)	(27,541)
Other income	609	929
Increase in restricted cash	(448)	(780)
Income taxes	(874)	(25,406)
Excess tax benefits from stock-based payment arrangements	(768)	—

Net cash provided by operating activities	38,027	31,226

Investing activities
Cash paid for Jefferson Capital	—	(142,862)
Cash paid for Ascension Capital Group	—	(15,970)
Escrow deposit on employee retention contract	—	(2,000)
Purchases of receivable portfolios	(133,653)	(94,689)
Collections applied to principal of receivable portfolios	95,647	72,044
Purchases of marketable securities	—	—
Proceeds from the sale of marketable securities	—	40,000
Proceeds from put-backs of receivable portfolios	3,246	1,996
Purchases of property and equipment	(2,430)	(2,863)

Net cash used in investing activities	(37,190)	(144,344)

Financing activities
Proceeds from notes payable and other borrowings	53,500	191,367
Proceeds from convertible note borrowings	—	100,000
Proceeds from sale of warrants associated with convertible notes	—	11,573
Purchase of call options associated with convertible notes	—	(27,418)
Repayment of notes payable and other borrowings	(51,250)	(160,947)
Capitalization of loan fees	—	(5,816)
Proceeds from exercise of common stock options and warrants	149	1,213
Excess tax benefits from stock-based payment arrangements	768	—
Net borrowing (repayment) of capital lease obligations	(239)	441

Net cash provided by financing activities	2,928	110,413

Net increase (decrease) in cash	3,765	(2,705)
Cash and cash equivalents, beginning of year	7,026	9,731

Cash and cash equivalents, end of year	$10,791	$7,026

(A) Derived from the audited consolidated financial statements.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income and Operating Expenses, Excluding Stock-based Compensation Expense, Ascension Capital Operating Expenses and Costs Related to the Consideration of Strategic Alternatives to GAAP Total Operating Expenses

(Unaudited, In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
GAAP net income, as reported	$6,627	$7,763	$24,008	$31,091
Interest expense	9,000	7,778	31,032	32,717
Provision for income taxes	4,564	5,160	17,180	21,135
Depreciation and amortization	1,002	1,200	3,894	2,686
Amount applied to principal on receivable portfolios	28,710	15,649	95,647	72,044
Stock-based compensation expense	1,334	—	5,669	—

Adjusted EBITDA	$51,237	$37,550	$177,430	$159,673

GAAP total operating expenses, as reported	$48,169	$37,994	$183,529	$137,821
Stock-based compensation expense	(1,334)	—	(5,669)	—
Ascension Capital operating expenses	(3,864)	(5,055)	(18,314)	(6,341)
Costs related to the consideration of strategic alternatives	(499)	—	(1,498)	—

Operating expenses, excluding stock-based compensation expense, Ascension Capital operating expenses and costs related to the consideration of strategic alternatives	$42,472	$32,939	$158,048	$131,480

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